23.2

         [LETTERHEAD OF PRICEWATERHOUSE COOPERS]


           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders and which is incorporated by reference in Homestake Mining Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                  /s/ PricewaterhouseCoopers LLP
                                  Pricewaterhouse Coopers LLP

August 8, 2000